Exhibit 99.1

Relmada Therapeutics Announces Management Promotions

Company Expands Roles for Seasoned Industry Professionals to Support Advancement of Multiple Clinical Stage Development Programs

NEW YORK, October 5, 2015 - Relmada Therapeutics, Inc. (OTCQB: RLMD), a clinical-stage company developing novel therapies for the treatment of chronic pain, announced today two management promotions.  Richard M. Mangano, Ph.D. has been promoted to chief scientific officer and Lisa Nolan, Ph.D. has been promoted to the newly created position of chief business officer.  Both professionals will take on a broader range of clinical and business development activities at Relmada as the company continues to advance its pipeline of innovative therapies for the treatment of chronic pain.

Dr. Mangano has extensive experience leading global R&D programs in both large and small pharmaceutical companies, including positions in discovery and clinical research at Hoffmann-La Roche, Lederle Laboratories, Wyeth Research and Adolor Corporation. He served as acting therapeutic area director for neuroscience at Wyeth before joining Adolor as vice president of clinical research and development. Dr. Mangano’s expertise includes multiple IND/CTC submissions and NDA/MAA approvals in psychiatry, neurology and gastrointestinal therapeutic areas. Dr. Mangano is also an adjunct professor in the Department of Pharmacology and Physiology at the Drexel University School of Medicine. He lectures in the Drug Discovery and Development Program and in the Psychiatry Department’s Resident Training Program.  He has authored 30 peer reviewed publications and over 120 abstracts and presentations. Dr. Mangano holds a B.S degree in chemistry from Iona College and a Ph.D. degree in biochemistry from Fordham University. Prior to joining the pharmaceutical industry, he was a research faculty member of the Maryland Psychiatric Research Institute at the University of Maryland School of Medicine.

Dr. Nolan previously served as chief business officer with Topigen Pharmaceuticals, a Canadian clinical-stage biopharmaceutical company focused on innovative respiratory therapeutics. Prior to that, she was vice president of global business development and strategic marketing for Skyepharma PLC, a specialty pharmaceutical company focused on innovative drug delivery technologies, where she led numerous partnering transactions with US and international companies. Dr. Nolan also held senior positions in business development, strategic planning and marketing management at West Pharmaceutical Services, Elan Corporation and Zeneca Pharmaceuticals. Dr. Nolan holds an M.Sc. in pharmacy and a Ph.D. in clinical pharmacology from Trinity College, Dublin.

“I am very pleased to be announcing these two key promotions today,” said Sergio Traversa, chief executive officer at Relmada. “As we continue to make important progress in all of our development programs, our outstanding team of highly talented senior executives will continue to play an important role in positioning us for both clinical and commercial success.”

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a clinical-stage, publicly traded specialty pharmaceutical company developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at various stages of development including d-Methadone (REL-1017) its N-methyl-D-aspartate (NMDA) receptor antagonist for neuropathic pain; topical mepivacaine (REL-1021), its orphan drug designated topical formulation of the local anesthetic mepivacaine; oral buprenorphine (REL-1028) its oral dosage form of the opioid analgesic buprenorphine; and LevoCap ER (REL-1015), its abuse resistant, sustained release dosage form of the opioid analgesic levorphanol. The Company’s product development efforts are guided by the internationally recognized scientific expertise of its research team. The Company’s approach is expected to reduce clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs. For more information, please visit Relmada’s website at: www.relmada.com.

Forward-Looking Statements

This news release contains “forward-looking statements.” These statements are based on management’s current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

Investor Contact:

Michael Becker, SVP of Finance and Corporate Development

Relmada Therapeutics Inc.

Tel: 212-376-5776

mbecker@relmada.com

Media Contact:

David Salisbury

Berry & Company Public Relations

Tel: 212-253-8881

dsalisbury@berrypr.com